                                                                    EXHIBIT 99.1

VA LINUX SYSTEMS REPORTS RESULTS FOR SECOND FISCAL QUARTER, 2001

FREMONT, Calif.--(BUSINESS WIRE)--Feb. 20, 2001--VA Linux Systems, Inc. (Nasdaq:LNUX - news) today reported revenue of $42.5 million for the second fiscal quarter, 2001, ended January 27, 2001, an increase of 111% over the same quarter of fiscal 2000. VA Linux also reported a second quarter net loss, on a pro forma basis, excluding non-cash and non-recurring charges, of ($0.28) per share, compared to a loss of ($0.20) per share in the second quarter of fiscal 2000. This net loss per share is within the range indicated in the Company's press release dated January 16, 2001. VA Linux also reported that it established additional reserves for excess inventory and potentially uncollectible accounts receivable of $14 million and $2.5 million, respectively.

A conference call to review results will be held at 2:00 pm (Pacific) today. The call may be accessed via webcast at http://www.valinux.com or by dialing 800/230-1059 (access code 560387).

"As we indicated on January 16, we have been affected by the overall economic slowdown which has impacted demand for our products and services," said Larry M. Augustin, CEO of VA Linux Systems. "We have recognized the need to adapt to this new economic environment. We have established reserves to address financial exposures and we are restructuring the Company to better compete. We intend to reduce our workforce by 25% from the 556 people we employed at the end of calendar 2000 and will take a restructuring charge in the fiscal third quarter as a result. The amount of that charge will be determined later this quarter. The effect of the restructuring will be to position the Company to achieve profitability at lower revenue levels."

"We believe that the overall slowdown in IT spending will ultimately create more demand for Open Source technologies among enterprise customers as they tighten their IT budgets. Our leadership in Linux and Open Source positions us to benefit from the adoption of those technologies by large corporations."

Notable Quarterly Highlights:

This quarter, D.H. Brown Associates, Inc. (DHBA), a leading research and consulting firm, rated VA as No. 1 in overall Linux strategy in DHBA's multi-client study on "Linux Strategies and Solutions." In a comparison with major competitors, VA Linux Systems was ranked highest in overall vendor positioning, value added and Linux community leadership. The DHBA report recognized VA Linux as a "broad solutions provider" in the Internet server market, highlighting VA Linux Systems' Build-to-Order Software Selector (BOSS) as a feature that "extends customization beyond the alternatives available from other suppliers." D.H. Brown also highlighted VA Linux Systems' leadership in founding and operating the Open Source Development Network (OSDN(TM)), including SourceForge.net(TM), the world's largest Open Source development site.

Additional Highlights for the Quarter:

     o Systems. In January, VA Linux introduced a new series of 1U servers for deployment in large-scale web farms for applications such as web serving, firewalls, DNS or load-balancing.

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     o    Professional Services. In December, VA Linux announced the availability of "SourceForge OnSite," a ground-breaking subscription service built on the Web-based collaborative development system powering SourceForge.net, the world's largest Open Source development center. Installed behind customers' corporate firewalls, SourceForge OnSite provides a turn-key collaboration system -- fully customized, implemented and supported by VA Linux Professional Services -- for enterprise-class customers that want to leverage Open Source tools and methods for internal software development. Agilent Technologies' central research lab was one of the first VA Linux customers to deploy SourceForge OnSite to support its geographically distributed development teams. SourceForge OnSite also won the Show Favorite Award for Best Productivity Application at the LinuxWorld Conference and Expo held in New York City in February.

     o Open Source Development Network (OSDN). VA Linux announced in January that it named Richard French as senior vice president of its Open Source Development Network division. OSDN also recently announced the highly anticipated release of Freshmeat II, the result of a year-long development effort to enhance freshmeat.net(TM). Founded in 1997, freshmeat.net is the largest index of Linux and Open Source software on the Web. OSDN, a division of VA Linux Systems, Inc., is the leading Linux and Open Source destination on the Internet.

About VA Linux Systems

VA Linux Systems is the world's Linux leader. The expert provider of Linux and Open Source solutions for the Web, VA Linux offers a single point of contact for Linux servers and storage -- featuring the industry's first Build-to-Order Software -- as well as professional consulting services and support. VA Linux Systems' mission is to make its customers successful through the use of Linux and Open Source software in Internet infrastructure and enterprise-level software development. As part of its commitment to expanding the Open Source community, VA Linux Systems operates the Open Source Development Network (OSDN). A network of the leading Internet sites for Open Source development, distribution and discussion, OSDN includes SourceForge.net, freshmeat.net, Slashdot(TM) and Linux.com. Founded in 1993 and headquartered in Fremont, California, VA Linux is located on the Web at http://www.valinux.com.

In 2000, D.H. Brown Associates rated VA Linux Systems as No. 1 in overall Linux strategy among major systems vendors. Linux Journal awarded VA Linux its 2000 Editors' Choice Award for "Best Web Server." In 2000, Deloitte & Touche named VA Linux as one of the fastest growing technology companies as part of its prestigious Silicon Valley Fast 50 Program and its North America Fast 500 Program, based on percentage growth in revenues from 1995 to 1999. International Data Corporation (IDC) ranked VA Linux Systems as a Top 3 Linux server vendor in the US in Q3 2000 based on factory revenue.

Note Regarding Forward-Looking Statements: This press release contains forward looking statements, including statements regarding VA Linux's future financial performance and results of operations; the Company's planned restructuring; the Company's sales strategy and anticipated benefits from such strategy; future growth of SourceForge.net and expected benefits of SourceForge OnSite; successful adoption of Open Source technologies by large corporations; and VA Linux's ability to benefit from large corporation's adoption of Open Source technologies. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including: VA Linux's quarterly sales cycle and fluctuation in demand for our products and services, with increased fluctuation due to VA Linux's concentration of customers in the Internet infrastructure industry; competition with, and pricing pressures from, larger, more established companies and smaller, general purpose manufacturers; the fact that VA Linux has incurred and expects to continue to incur substantial losses; VA Linux's reliance on sales of server products; VA Linux's success in expanding its services business; manufacturing and sourcing risks; the effectiveness of VA Linux's ongoing restructuring; the adequacy of VA Linux's additional reserves; the possibility of further deterioration in the general economy; the rate of growth and acceptance of Linux and the Open Source software development model; VA Linux's ability to continue to introduce new products and services, and to expand its business and operations, particularly internationally; VA Linux's ability to successfully penetrate international Internet-related and enterprise-level computing markets; market acceptance of the SourceForge collaborative development system; VA Linux's ability to maintain and support the OSDN websites, including SourceForge.net and freshmeat.net; VA Linux's dependence upon an Open Source business model, independent third-party Linux developers, and its single source contract manufacturer and suppliers; VA Linux's dependence on its Internet-based businesses; the enforceability of the GNU General Public License; VA Linux's ability to attract, retain and motivate qualified personnel; VA Linux's acquisition strategy and its ability to successfully integrate acquired companies into its operations; market acceptance of Linux and Open Source software generally; rapid technological and market change; the impact of rapid evolution of the Linux market on our ability to forecast demand and results; claims and potential damages resulting from information, postings or software available on our Internet sites, or software distributed with our systems; changes in or interpretation of foreign laws or regulations; and risks associated with the Internet infrastructure and regulation. Investors should consult VA Linux's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its fiscal quarter ended October 27, 2000, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Website: http://www.sec.gov.

Note to Editors: VA Linux Systems, OSDN, freshmeat.net, Slashdot and SourceForge are trademarks of VA Linux Systems, Inc. Linux is a registered trademark of Linus Torvalds. All other trademarks are property of their respective owners.

                             VA LINUX SYSTEMS, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         Excluding non-cash expenses (1)
                      (In thousands, except per share data)

                        Three Months Ended       Six Months Ended
                      ----------------------  ----------------------
                      January 27, January 28, January 27, January 28,
                         2001        2000        2001        2000
                      ----------  ----------  ----------  ----------
                            (unaudited)            (unaudited)

Net revenues          $   42,513  $   20,191  $   98,575  $   35,039
Cost of revenues (2)      35,660      17,356      79,110      30,243
                      ----------  ----------  ----------  ----------
 Gross profit              6,853       2,835      19,465       4,796

Operating expenses:
 Sales and
  marketing (3)           11,478       6,114      23,025      11,178
 Research and
  development              4,842       2,431       9,572       5,205
 General and
  administrative (4)       5,410       1,658      10,964       3,154
   Total operating    ----------  ----------  ----------  ----------
    expenses              21,730      10,203      43,561      19,537
                      ----------  ----------  ----------  ----------
Loss from operations     (14,877)     (7,368)    (24,096)    (14,741)
Interest and other
 income, net               1,514       1,062       3,693       1,235
                      ----------  ----------  ----------  ----------
Net loss              $  (13,363) $   (6,306) $  (20,403) $  (13,506)
                      ==========  ==========  ==========  ==========
Pro forma basic
 and diluted net
 loss per share       $    (0.28) $    (0.20) $    (0.44) $    (0.46)
Pro forma basic
 and diluted
 weighted-average
 shares outstanding(5)    47,362      32,300      46,723      29,412

     (1) Excludes amortization of goodwill and intangible assets, amortization of compensation expense related to acquisitions, amortization of deferred stock compensation, and the dividend related to convertible preferred stock.

     (2) Excludes a one-time inventory provision of $14 million in the fiscal 2001 periods to establish a reserve for excess material.

     (3) Excludes $997,000 of non-cash expense for stock grants to consultants in the fiscal 2000 periods.

     (4) Excludes a one-time provision for bad debt of $2.5 million in the fiscal 2001 periods.

     (5) Pro forma basic and diluted weighted-average shares includes the conversion of convertible preferred stock using the if-converted method into an equivalent number of common shares as if the shares had been converted on the dates of issuance.

                             VA LINUX SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                             Three Months Ended       Six Months Ended
                           ----------------------  ----------------------
                           January 27, January 28, January 27, January 28,
                              2001        2000        2001        2000
                           ----------  ----------  ----------  ----------
                                 (unaudited)             (unaudited)
Net revenues               $   42,513  $   20,191  $   98,575  $   35,039
Cost of revenues               49,660      17,356      93,110      30,243
                           ----------  ----------  ----------  ----------
 Gross profit                  (7,147)      2,835       5,465       4,796

Operating expenses:
 Sales and marketing           11,478       7,111      23,025      12,175
 Research and
  development                   4,842       2,431       9,572       5,205
 General and
  administrative                7,910       1,658      13,464       3,154
 Amortization of
  deferred stock
  compensation                  2,694       4,258       5,388       7,113
 Amortization of
  compensation
  expense related
  to acquisitions              17,602          -       35,791          -
 Amortization of
  goodwill and
  intangible assets            23,989          -       47,413          -
                           ----------  ----------  ----------  ----------
   Total operating
    expenses                   68,515      15,458     134,653      27,647
                           ----------  ----------  ----------  ----------
Loss from operations          (75,662)    (12,623)   (129,188)    (22,851)
Interest and other
 income, net                    1,514       1,062       3,693       1,235
                           ----------  ----------  ----------  ----------
Net loss                   $  (74,148) $  (11,561) $ (125,495) $  (21,616)
                           ==========  ==========  ==========  ==========
Dividend related
 to convertible
 preferred stock                   -           -           -       (4,900)
                           ----------  ----------  ----------  ----------
Net loss attributable
 to common
 stockholders              $  (74,148) $  (11,561) $ (125,495) $  (26,516)
                           ==========  ==========  ==========  ==========
Basic and diluted net
 loss per share            $    (1.57) $    (0.50) $    (2.69) $    (1.73)
Weighted-average
 shares
  outstanding:
Basic and diluted              47,362      23,325      46,723      15,372

                             VA LINUX SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                              January 27,     July 28,
                                                 2001           2000
                                              ----------     ----------
                                             (unaudited)
                 ASSETS

Current assets:
 Cash and cash equivalents                    $   66,674     $  123,849
 Marketable securities                            59,652         52,433
 Accounts receivable, net                         33,962         31,842
 Inventories                                       1,393          1,018
 Prepaid expenses and other current assets         8,769          2,156
                                              ----------     ----------
  Total current assets                           170,450        211,298
Property and equipment, net                       19,915         10,316
Goodwill and intangible assets, net              326,730        362,744
Other assets                                       1,450            741
                                              ----------     ----------
                                              $  518,545     $  585,099
                                              ==========     ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                             $   20,159     $   26,715
 Accrued liabilities and other                    24,715         11,285
 Current portion of loans and notes payable        1,013          1,568
                                              ----------     ----------
   Total current liabilities                      45,887         39,568
Notes payable, net of current portion              1,026          1,104
Other long-term liabilities                        1,036            552

Stockholders' equity:
  Common stock                                        53             52
  Additional paid-in capital                     778,440        763,175
  Deferred stock compensation                    (71,984)      (109,686)
  Accumulated other comprehensive loss              (799)           (47)
  Accumulated deficit                           (235,114)      (109,619)
                                              ----------     ----------
   Total stockholders' equity                    470,596        543,875
                                              ----------     ----------
                                              $  518,545     $  585,099
                                              ==========     ==========

Contact:
     VA Linux Systems
     Patrick Fossenier, 510/687-6854 (Investor Relations) ir@valinux.com
     Eureka Endo, 510/687-6754 (Media Relations) eureka@valinux.com